As filed with the Securities and Exchange Commission on November 3, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

OHIO	34-0963169
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio 44143

(Address of Principal Executive Offices) (Zip Code)

THE PROGRESSIVE CORPORATION

2015 EQUITY INCENTIVE PLAN

THE PROGRESSIVE CORPORATION

AMENDED AND RESTATED 2017 DIRECTORS EQUITY INCENTIVE PLAN

(Full title of the plan)

Daniel P. Mascaro, Secretary

The Progressive Corporation

6300 Wilson Mills Road

Mayfield Village, Ohio 44143

(Name and address of agent for service)

(440) 461-5000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (“Registration Statement”) has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of 1933 (the “Securities Act”) of: (i) an additional 3,978,537 shares of Common Stock, par value $1.00 per share (the “Common Stock”), of The Progressive Corporation, an Ohio corporation (the “Registrant”), pursuant to The Progressive Corporation 2015 Equity Incentive Plan (the “2015 Plan”), which shares remain available for grant pursuant to the terms of the 2015 Plan; and (ii) an additional 150,000 shares of the Common Stock of the Registrant pursuant to The Progressive Corporation Amended and Restated 2017 Directors Equity Incentive Plan. Except to the extent supplemented, amended or superseded by the information set forth herein, the contents of the following Registration Statements of the Registrant are incorporated herein by reference: (i) the Registrant’s Registration Statement on Form S-8 (filed on May 22, 2015), including all exhibits attached thereto, filed as Registration No. 333-204406; and (ii) the Registrant’s Registration Statement on Form S-8 (filed on May 12, 2017), including all exhibits attached thereto, filed as Registration No. 333-217922.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, filed with the Securities and Exchange Commission (the “Commission”) by the Registrant, are incorporated into this Registration Statement by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021

(Commission File No. 001-09518), filed with the Commission on February 28, 2022;

(b)

The Registrant’s Quarterly Reports on Form 10-Q (Commission File No. 001-09518) for the quarterly periods ended March  31, 2022, June 30, 2022 and September 30, 2022, filed on May 2, 2022, August 2, 2022 and November 1, 2022, respectively;

(c)	The Registrant’s Current Reports on Form 8-K (Commission File No. 001-09518) filed with the Commission on March 9, 2022, and May 16, 2022; and

(d)

The description of the Registrant’s Common Stock contained in Exhibit 4.23 to the Annual Report on Form 10-K for the year ended December 31, 2019 (Commission File No. 001-09518), filed with the Commission on March 2, 2020, and any amendments and reports subsequently filed for the purposes of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold, or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Ohio Revised Code.

Section 1701.13(E)(5)(a) of the Ohio Revised Code provides that, unless prohibited by specific reference in a corporation’s articles of incorporation or code of regulations (which prohibition is not contained in the Registrant’s Articles of Incorporation or Code of Regulations), a corporation shall pay a director’s expenses, including attorneys’ fees, as such expenses are incurred, in defending an action, suit or proceeding brought against a director in such capacity, whether such action, suit or proceeding is brought by a third party or by or in the right of the corporation, provided the director delivers to the corporation an undertaking to (a) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act was undertaken with deliberate intent to injure the corporation or with reckless disregard for the best interests of the corporation, and (b) reasonably cooperate with the corporation in such action, suit or proceeding.

Section 1701.13(E)(7) of the Ohio Revised Code provides that a corporation may purchase insurance or furnish similar protection for any director, officer or employee against any liability asserted against him or her in any such capacity, whether or not the corporation would have power to indemnify him or her under Ohio law. Such insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

Code of Regulations as Amended on May 7, 2021.

Article VI of the Code of Regulations of the Registrant provides for indemnification of any current or former director, officer or employee in certain instances, as permitted under Section 1701.13(E) of the Ohio Revised Code, against expenses, judgments, decrees, fines, penalties or amounts paid in settlement in connection with the defense of any past, pending or threatened action, suit or proceeding, criminal or civil, to which he or she was, is or may be a party by reason of his or her status as such director, officer or employee.

A current or former director, officer or employee is entitled to indemnification if he or she is successful on the merits or otherwise in the defense of any such action, suit or proceeding or if a determination is made pursuant to Article VI of the Code of Regulations (1) by the directors of the Registrant acting at a meeting at which a quorum consisting of directors who neither were nor are parties to or threatened with any such action, suit or proceeding is present, or (2) by the shareholders of the Registrant at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Registrant on such proposal or without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power of the Registrant on such proposal, that such director, officer or employee (a) was not, and has not been adjudicated to have been, negligent or guilty of misconduct in the performance of his or her duty to the Registrant, (b) acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Registrant, and (c) in any matter which is the subject of a criminal action, suit or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

The expenses of each director, officer or employee incurred in defending any such action, suit or proceeding, whether threatened or actual, may be paid by the Registrant as they are incurred in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by the director, officer or employee to repay such expenses unless it is ultimately determined that he or she is entitled to be indemnified by the Registrant.

Directors’ and Officers’ Insurance Policies.

The Registrant maintains directors and officers liability insurance used most under policies issued by unaffiliated insurance companies. The risks covered by such policies include certain liabilities under the securities laws.

Indemnification Agreements.

The Registrant has entered into indemnification agreements with its directors and officers that offer substantially the same scope of coverage afforded by Ohio law. Each indemnification agreement provides, among other things, that the Registrant will, subject to the agreement terms, indemnify a director or officer, as applicable, if, by reason of the individual’s status as a director or officer, the person incurs expenses, judgments, decrees, fines, penalties or amounts paid in settlement in connection with the defense of any past, pending or threatened action, suit or proceeding, criminal or civil. In addition, each indemnification agreement provides for the advancement of expenses incurred by a director or officer, as applicable, subject to certain exceptions, in connection with proceedings covered by the indemnification agreement.

Item 8.	EXHIBITS
Exhibit No. Under Reg. S-K, Item 601	Form S-8 Exhibit No.	Description of Exhibit	If Incorporated by Reference, Documents with Which Exhibit was Previously Filed with SEC

4	4.1	Amended Articles of Incorporation of The Progressive Corporation (as amended March 13, 2018)	Quarterly Report on Form 10-Q (filed on May 1, 2019; Exhibit 3.1 therein)

4	4.2	Code of Regulations of The Progressive Corporation (as amended May 7, 2021)	Quarterly Report on Form 10-Q (filed on August 3, 2021; Exhibit 3.1 therein)

4	4.3	The Progressive Corporation 2015 Equity Incentive Plan	Current Report on Form 8-K (filed on February 4, 2015; Exhibit 10.1 therein)

4	4.4	The Progressive Corporation Amended and Restated 2017 Directors Equity Incentive Plan	Current Report on Form 8-K (filed May 16, 2022; Exhibit 10 therein)

5	5.1	Opinion of Baker & Hostetler LLP	Filed herewith

23	23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	Filed herewith

23	23.2	Consent of Baker & Hostetler LLP	Included in Exhibit 5.1

24	24.1	Powers of Attorney	Filed herewith

107	107	Filing Fee Table	Filed herewith

Item 9.	UNDERTAKINGS

The undersigned Registrant hereby undertakes

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mayfield Village, State of Ohio, on November 3, 2022.

THE PROGRESSIVE CORPORATION

By:	/s/ Daniel P. Mascaro
Daniel P. Mascaro, Vice President, Chief Legal Officer, and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Susan Patricia Griffith Susan Patricia Griffith	President, Chief Executive Officer and Director (Principal Executive Officer)	November 3, 2022

/s/ John P. Sauerland John P. Sauerland	Vice President and Chief Financial Officer (Principal Financial Officer)	November 3, 2022

/s/ Mariann Wojtkun Marshall Mariann Wojtkun Marshall	Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Accounting Officer)	November 3, 2022

* Lawton W. Fitt	Chairperson of the Board	November 3, 2022

* Philip Bleser	Director	November 3, 2022

* Stuart B. Burgdoerfer	Director	November 3, 2022

* Pamela J. Craig	Director	November 3, 2022

* Charles A. Davis	Director	November 3, 2022

* Roger N. Farah	Director	November 3, 2022

* Devin C. Johnson	Director	November 3, 2022

* Jeffrey D. Kelly	Director	November 3, 2022

* Barbara R. Snyder	Director	November 3, 2022
* Jan E. Tighe	Director	November 3, 2022
Kahina Van Dyke	Director

*

Daniel P. Mascaro, by signing his name hereto, does sign this Registration Statement on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons filed as an Exhibit to the Registration Statement.

By:	/s/ Daniel P. Mascaro	Date: November 3, 2022
Daniel P. Mascaro
Attorney-in-Fact